                                                                   EXHIBIT 10.02
                                    NET LEASE

                             BASIC LEASE INFORMATION

DATE:             November 14, 2000

LANDLORD:         Hollis Street Investors, L.L.C., a Delaware limited liability company

TENANT: Knowledge Kids Enterprises, a Delaware corporation, doing business as "LeapFrog"

PREMISES:         A portion of the Building located at 6401 Hollis Street,
                  Emeryville, California, as shown on EXHIBIT A attached hereto.
                  Landlord and Tenant stipulate that for all purposes of this Lease the Premises contains 40,060 rentable square feet.

PROPERTY:         Hollis Business Center, Emeryville, California

USE: General office and administrative purposes, including customer training and support incidental thereto.

TERM:             Approximately five (5) years

ESTIMATED COMMENCEMENT DATES:         February 1, 2001

INITIAL BASE RENT:                    $100,150.00 ($2.50 per month per rentable
                                      sq. ft.)

TENANT'S PERCENTAGE SHARE:            29.34%

SECURITY DEPOSIT:                     $1,200,000.00 Letter of Credit (subject to
                                      adjustment as provided in Section 17)

BROKERS:                              Colliers International (representing
                                      Tenant)

ADDRESS FOR NOTICES:       Landlord:  Hollis Street Investors, L.L.C.
                                      c/o Riggs & Company / MEPT
                                      808 17th Street, N.W.
                                      Washington, D.C. 200006
                                      Attention: Patrick O. Mayberry

                     With a copy to:  Hollis Street Investors, L.L.C.
                                      c/o Simeon Commercial Properties
                                      655 Montgomery Street; Suite 1190
                                      San Francisco, CA 94111
                                      Attn: Director of Property Management

                             Tenant:  Knowledge Kids Enterprises
                                      1400 65th Street Emeryville, CA 94608
                                      Attn: Chief Financial Officer

            After Commencement Date:  To Tenant at the Premises,
                                      Attn: Chief Financial Officer


LANDLORD'S INITIALS: [INIT]                            TENANT'S INITIALS: [INIT]


                                       1.

LANDLORD'S CONTRIBUTION TO TENANT IMPROVEMENTS:     $1,022,000.00




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]




LANDLORD'S INITIALS: [INIT]                            TENANT'S INITIALS: [INIT]



                                       2.

                                TABLE OF CONTENTS

                                                                            PAGE

1.   PREMISES..................................................................1

2.   TERM......................................................................1

3.   RENT......................................................................3

4.   BASE RENT.................................................................4

5.   OPERATING EXPENSES........................................................4

6.   PRORATION OF RENT.........................................................9

7.   TENANT IMPROVEMENTS.......................................................9

8.   USE OF THE PREMISES.......................................................9

9.   ALTERATIONS..............................................................11

10.  REPAIRS..................................................................13

11.  DAMAGE OR DESTRUCTION....................................................14

12.  EMINENT DOMAIN...........................................................15

13.  INDEMNITY AND INSURANCE..................................................15

14.  ASSIGNMENT OR SUBLET.....................................................18

15.  DEFAULT..................................................................21

16.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS...........................23

17.  LETTER OF CREDIT.........................................................23

18.  SURRENDER OF PREMISES....................................................25

19.  HOLDING OVER.............................................................26

20.  ACCESS TO PREMISES.......................................................26

21.  SIGNS....................................................................26

22.  SUBORDINATION............................................................27

23.  TRANSFER OF THE PROPERTY.................................................28

24.  ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS..............................28

25.  MORTGAGEE PROTECTION.....................................................29

26.  ATTORNEYS' FEES..........................................................29

27.  BROKERS..................................................................29

28.  PARKING..................................................................29

29.  UTILITIES AND SERVICES...................................................30

30.  FITNESS FACILITY.........................................................31

31.  ACCEPTANCE...............................................................31


                                       i.

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

32.  USE OF BUILDING NAME.....................................................32

33.  RECORDING................................................................32

34.  QUITCLAIM................................................................32

35.  NOTICES..................................................................32

36.  LANDLORD'S EXCULPATION...................................................32

37.  ADDITIONAL STRUCTURES....................................................33

38.  CONSENTS AID APPROVALS...................................................33

39.  RENEWAL OPTION...........................................................33

40.  ROOFTOP SPACE............................................................34

41.  GENERAL..................................................................35



Exhibit "A"   -   Premises Designation
Exhibit "B"   -   Property Site Plan
Exhibit "C"   -   Commencement Date Memorandum
Exhibit "D"   -   Rules and Regulations
Exhibit "E"   -   Form of Tenant Estoppel Certificate
Exhibit "F"   -   Utilities and Services
Exhibit "G"   -   Appraisal Procedure


                                      ii.

                                    NET LEASE

         THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information or as otherwise defined in this Lease.

1. PREMISES.

         Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown on EXHIBIT A), together with the right in common to use the Common Areas. The Common Areas shall mean the areas and facilities within the land shown on Exhibit A-1 (the "Land") and within the Building identified in the Basic Lease Information (the "Building") and within all other buildings and improvements now or hereafter located on the Land, provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property restrooms; janitorial, telephone and electrical closets; sidewalks; driveways, public lobbies, entrances and stairs; and unreserved parking areas). Landlord reserves the right to make changes to the Common Areas, provided that such changes do not permanently materially adversely affect Tenant's reasonable access to the Premises or reduce the parking spaces available to Tenant to less than that required by applicable Legal Requirements (as defined in Section 8.c. below). The Building and such other buildings and improvements now or hereafter located on the Land are collectively referred to in this Lease as the "Buildings". The Land, the Buildings and the Common Areas are collectively referred to in this Lease as the "Property" or the "Real Property". Reference herein to the "Building" or the "Buildings" includes all leasable space and Common Areas located therein.

2. TERM.

         a. LEASE TERM. The term of this Lease (the "Term") shall commence on the Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease or renewed pursuant to Section 39 below, shall end on the date (the "Expiration Date") that is the last day of the calendar month in which occurs the day preceding the fifth (5th) annual anniversary of the Commencement Date.

         b. COMMENCEMENT DATE. The "Commencement Date" of this Lease shall be the earliest to occur of the following: (i) the date that the Tenant Improvements (as such terms are defined in EXHIBIT B attached hereto) have been Substantially Completed and Landlord provides written notice thereof to Tenant;
(ii) the date Tenant occupies the Premises for the conduct of business; (iii) the date the Commencement Date would have occurred but for Tenant Delay; or (iv) February 1, 2001.

         "Substantial Completion of the Tenant Improvements" shall be deemed to have occurred when the Tenant Improvements have been completed in accordance with the Final Plans (as defined in EXHIBIT B), subject only to the completion or correction of Punch List Items, Landlord's Work has been completed to the extent required so that the Premises may be lawfully occupied by Tenant for general office and administrative purposes, and the Premises may


                                       1.

otherwise be lawfully occupied by Tenant for general office and administrative purposes. Tenant shall be responsible, at its sole cost and expense, for obtaining any permits required by reason of Tenant's particular use of the Premises (including, without limitation, permits for any Hazardous Materials used in connection therewith) (collectively, the "Special Use Permits"), and in no event shall Substantial Completion of the Tenant Improvements require that the Special Use Permits have been obtained. "Punch List Items" shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant's use of the Premises for the conduct of Tenant's business therein and which can be completed or corrected without material interference with Tenant's use and enjoyment of the Premises. Within fifteen
(15) days after Substantial Completion of the Tenant Improvements, but prior to Tenant moving any of its furniture, fixtures or equipment into the Premises, upon either party's request Landlord and Tenant shall together conduct an inspection of the Premises and prepare a list of the Punch List Items any items of the Tenant Improvements that are not in conformity with the Tenant Improvements as required by the terms of this Lease. Landlord shall use its good faith efforts to correct all such items within a reasonable period of time following preparation of such list. In addition, within thirty (30) days following preparation of such list, upon either party's request Landlord and Tenant shall conduct a second inspection of the Premises and prepare a second list with respect to any items that were not adequately completed from the first list and any items that were not reasonably discoverable during the first inspection. Landlord shall use its good faith efforts to correct any items listed on the second list within a reasonable period of time following preparation of such list. Punch List Items shall be corrected by Landlord in an orderly fashion, and without material interference to Tenant's use and enjoyment of the Premises. "Tenant Delay" means any delay in completion of the Tenant Improvements caused or requested by Tenant, including any such delay caused by
(I) any Changes (as defined in Exhibit B attached hereto) to the Tenant Improvements requested by Tenant (including any proposed Changes that are not ultimately approved or made), (II) Tenant's interference with the construction of the Tenant Improvements (including any early entry into the Premises, whether or not approved by Landlord), (III) Tenant's failure to promptly respond to inquiries regarding the construction of the Tenant Improvements or to promptly make any selection of materials, finishes or colors, (IV) Tenant's failure to approve or reasonably disapprove any plans or specifications or costs or budgets or other items within the time period set forth on Exhibit B for the same, (V) Tenant's failure to furnish any information to Landlord within the time period set forth on Exhibit B for the same, (VI) Tenant's request that the Tenant Improvements include special materials, finishes or installations or other so-called "long lead" items, or (VII) the Special Use Permits, or any requirement that the same be obtained.

         Landlord shall endeavor in good faith to notify Tenant in writing of any Tenant Delay (identifying the nature of the Tenant Delay) as soon as reasonably practicable after Landlord becomes actually aware of such Tenant Delay, together with Landlord's then good faith estimate of the probable duration of such Tenant Delay.

         C. PREMISES NOT DELIVERED. If, for any reason, Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date, such failure shall not affect the validity of this Lease nor shall such failure subject Landlord to any liability, and the term of this Lease, and the commencement of Tenant's obligation to pay Rent, shall nevertheless commence on the Commencement Date, as determined pursuant to Section 2.b. above. Notwithstanding the foregoing, in the event that Landlord does not deliver the Premises to


                                       2.

Tenant, with the Tenant. Improvements Substantially Completed therein, on or prior to June l, 2001, as such date shall be extended for delays caused by Tenant Delay or Force Majeure (such date, as so extended, the "Trigger Date"), then Tenant shall have the right to terminate this Lease by notice to Landlord given, if at all, within ten (10) days after the Trigger Date. For purposes of this Lease, "Force Majeure" shall mean strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or other casualty, acts of God or any other cause (other than financial inability) beyond the reasonable control of Landlord. If Tenant exercises such termination option, this Lease shall terminate effective as of the tenth (10th) day following delivery of Tenant's notice of termination, unless Landlord shall deliver the Premises to Tenant, with the Tenant Improvements Substantially Completed therein, prior to such effective termination date. If this Lease is so terminated, Landlord shall return any payments of Rent previously made by Tenant, the Letter of Credit and any Letter of Credit Pry needs (as such terms are defined in Section 17), and any sums paid by Tenant to Landlord as Tenant's contribution to the cost of the Tenant Improvements, and the parties thereupon shall be released of further liability under this Lease.

         d. COMMENCEMENT DATE MEMORANDUM. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as EXHIBIT C, setting forth the Commencement Date and the Expiration Date.

         e. EARLY ENTRY. Tenant shall be permitted to enter the Premises fifteen
(15) days prior to the Commencement Date for the purpose of installing its telecommunications and data equipment, so long as Landlord shall reasonably determine that the same will not delay or interfere with Landlord's construction of the Tenant Improvements, or increase the cost of the Tenant Improvements. Such early entry shall not in and of itself cause the Commencement Date to occur or give rise to Tenant's obligation to pay Base Rent or Operating Expenses, but prior to any such entry Tenant shall submit evidence to Landlord that the insurance required to be maintained by Tenant pursuant to Sections 13.c. and 13.h. is in effect. Tenant shall be fully responsible for any equipment or personal property it installs during such early entry period, and Landlord shall have no liability for any loss or damage thereto from any cause whatsoever. Tenant's indemnification obligations under clauses (a) and (b) of Section 13.a. shall fully apply during any such early entry period.

3. RENT.

         As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Operating Expenses payable by Tenant pursuant to Section 5 below; and
(iii) all other amounts which Tenant is obligated to pay under the terms of this Lease, including, without limitation, the parking charges payable by Tenant pursuant to Section 28 below. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Base Rent is not paid by Tenant by the fifth (5th) day of the month, or if any payment of Operating Expenses or any other amount payable by Tenant is not paid within five (5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Base Rent, Operating Expenses or other amounts owing hereunder which are not paid within five (5) days after the date they are


                                       3.

due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law. Notwithstanding the foregoing, Landlord shall give Tenant notice of non-payment and five (5) days from receipt of such notice to cure such non-payment once in each calendar year before assessing such late fees and/or interest in such calendar year.

4. BASE RENT.

         a. INITIAL BASE RENT. Commencing on the Commencement Date, and thereafter on the first day of each calendar month of the Term, Tenant shall pay monthly base rent ("Base Rent") for the Premises to Landlord (or other entity designated by Landlord), in advance, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The initial Base Rent shall be the amount set forth in the Basic Lease Information. Base Rent payable hereunder for the first full calendar month after Tenant's obligation to pay Base Rent commences shall be paid upon Tenant's execution of this Lease.

         b. BASE RENT ADJUSTMENT. Effective as of each annual anniversary of the Commencement Date, the Base Rent payable by Tenant for the Premises shall increase to one-hundred four percent (104%) of the Base Rent then in effect for the Premises (without taking into account any temporary rental abatements then in effect).

5. OPERATING EXPENSES.

         a. OPERATING EXPENSES. Tenant shall pay Tenant's Percentage Share of Operating Expenses incurred by Landlord during each calendar year falling in whole or in part during the Term. Tenant's Percentage Share has been calculated as the ratio that the stipulated rentable area of the Premises bears to the stipulated rentable area of the Building. If during the Term there is a physical change in the rentable area of the Premises or the Building (as distinguished from a change in the method of measuring any such rentable area), there shall be a corresponding adjustment in Tenant's Percentage Share.

         b. OPERATING EXPENSES. The term "Operating Expenses" shall include all reasonable expenses and costs of every kind and nature, except as provided in the next paragraph, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, administration, maintenance, repair and operation of the Premises, the Buildings, the Common Areas and the balance of the Property, to the extent allocable, as reasonably determined by Landlord, to the Building in which the Premises is located. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Real Property, including Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Real Property, including as set forth in Sections 13.b., 13.d. and 13.i., and insurance deductibles paid by Landlord; (iii) wages, salaries, bonuses and expenses and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, and costs of uniforms) of all on-site and off-site employees of Landlord or its agents, at the rank of property manager or below, engaged in operation, management, administration, maintenance, repair and security of the Real Property,


                                       4.

including, without limitation, administrative, management and accounting personnel and the individual(s) responsible for management of the Property, and payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iv) costs of all supplies, materials and equipment rentals used in operations with respect to the Real Property; (v) all maintenance, janitorial (including refuse and rubbish removal and pest extermination), security and service costs, including costs of maintaining and repairing a card access security system and of providing cards with respect thereto; (vi) a management fee not to exceed 5% of all gross revenues from the Real Property, including revenues attributable to Tenant's and other tenants' payments of Operating Expenses; (vii) legal and accounting expenses, including the cost of audits by certified public accountants: (viii) all repair, painting and maintenance costs relating to the Real Property and its Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (ix) all charges for heat, water, gas, steam, fuel, electricity and other utilities used or consumed in the Buildings and Common Areas, provided, however, that so long as Tenant pays for electricity and gas furnished to the Premises and to the HVAC systems serving the Premises on a direct metered basis, charges for electricity and gas furnished to leasable space or to the HVAC equipment serving leasable space shall be excluded from Operating Expenses; (x) costs of repairs, replacements, and general maintenance to and of the Building Systems and the Base Building Components (as such teens are defined in Sections 9.a. and 10.a.; respectively, below), including, without limitation, costs of regularly scheduled preventive maintenance/service contracts with respect to the same; (xi) the costs of capital improvements, capital replacements, capital repairs, capital equipment, and capital tools and devices installed or paid for by Landlord and intended to reduce other Operating Expenses or required to comply with Legal Requirements with which the Real Property was not required to comply as of the Commencement Date or intended for the protection of the health and safety of the occupants of the Property; (xii) in the event that Landlord shall elect to operate a fitness facility on the Property, the costs of purchasing and/or renting fitness equipment and other equipment and personal property used in connection with such facility, and all costs of maintaining and operating such facility, including costs described in the other clauses of this Section 5.b.; (xiii) the cost of furniture, draperies, carpeting, and other items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in the Common Areas, the fitness facility or the Building office (to the extent that such Building office is dedicated to the operation and management of the Property); and (xiv) Building office rent or rental value, for no more than 1,500 rentable square feet. With respect to any costs included in Operating Expenses under clause (x) which are capital expenditures, as determined by Landlord in accordance with generally accepted accounting principles consistently applied, and with respect to the costs of items included in Operating Expenses under clause (xi), such costs shall be amortized over a period determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of acquiring or constructing such item, but in either case not more than the maximum rate permitted by law at the time such item is acquired or constructed. As used herein, "Treasury Rate" means the six-month United States treasury bill rate in effect from time to time by the San Francisco Main Office of Bank of America, NA (or


                                       5.

any successor bank thereto), or if there is no such rate, the rate quoted by such bank in pricing ninety day commercial loans to substantial commercial borrowers.

         Operating Expenses shall not include the following: (i) depreciation on the Buildings or equipment or systems therein; (ii) debt service or the costs of financing or selling the Property; (iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with past, current or prospective Building tenants; (v) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Buildings to be demised to tenants; (vi) advertising, promotional or marketing expenses; (vii) costs reimbursed by insurance proceeds, warranty proceeds, or condemnation awards, or costs for which Landlord is otherwise reimbursed (other than by tenants pursuant to a provisions similar to this Section 5); (viii) real estate broker's or other leasing commissions; (ix) penalties and interest incurred due to Landlord's failure to timely pay any Real Property Taxes or other Operating Expenses or charges due in connection with the Real Property, unless caused in whole or part by Tenant's failure to timely pay any amount due from it under this Lease; (x) costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to a Building, except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xi) costs, fines and penalties incurred due to a violation by Landlord or the Real Property of any Legal Requirements, except to the extent due to a violation by Tenant of the terms of this Lease, and except further to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xii) the cost of services made available at no special cost to any tenant of a Building but only made available to Tenant at special cost; (xiii) the cost of special services made available to Tenant for which Tenant pays Landlord pursuant to another provision of this Lease; (xiv) overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services (other than management) to the Property to the extent that the costs of the services materially exceed the amounts normally payable for similar services to unrelated third parties under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were" negotiated) in comparable business parks in the county in which the Property is located; (xv) Landlord's general corporate office overhead and administrative expenses, except for management fees and as otherwise provided in the preceding paragraph; (xvi) charitable and political contributions; (xvii) the purchase price of sculptures, paintings or other objects of art'(which shall not be deemed to include landscaping or features related thereto) placed in the Common Areas; and (xvii) the cost of any large-scale abatement, remediation or removal activities with respect to Hazardous Materials (as defined in Section 8.d.), provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord to comply with any Hazardous Materials Laws (as defined in Section 8.d.) or other Legal Requirements in connection with the ordinary operation and maintenance of the Building or the Property.

         The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and/or expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terns u this Section 5.b.

         c. MONTHLY ADJUSTMENT. Promptly following the commencement of the Term and prior to the commencement of each subsequent calendar year (or as soon thereafter as


                                       6.

practicable), Landlord shall in good faith estimate the Operating Expenses payable by Tenant for such calendar year pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (1/12) of Landlord's estimated amount. If at any time during the course of the year Landlord determines that the Operating Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount payable by Tenant during the balance of the calendar year such that the total estimated additional amount due from Tenant for such calendar year is paid by Tenant during the balance of the calendar year in equal monthly amounts. Within ninety (90) days (or as soon thereafter as practicable) after the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless, within ninety (90) days after delivery thereof to Tenant, Landlord shall revise or Tenant shall contest any item therein by written notice to the other, specifying each item revised or contested and the reason therefor. Notwithstanding the foregoing, the Real Property Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Real Property Taxes affecting the calculation of Operating Expenses. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenant's next payments due under this Section 5 and under Section 4 above, and if no further payments are due from Tenant Landlord shall refund the overpayment to Tenant within thirty (30) days after delivery of such statement. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant's receipt of Landlord's statement. If the rentable area of the Building is not fully occupied during any calendar year, Operating Expenses for such calendar year which vary based on the level of occupancy shall be adjusted to equal Landlord's reasonable estimate of the Operating Expenses which would have been incurred during such calendar year if the total rentable area of the Building were occupied.

         d. DEFINITION OF REAL PROPERTY TAXES. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term. With respect to any assessments which may be paid in installments, the Real Property Taxes for any given year of the Term shall be calculated on the assumption that Landlord elected the installment method of payment.


                                       7.

         e. ACKNOWLEDGEMENT OF PARTIES. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

         f. TAXES ON TENANT IMPROVEMENTS AND PERSONAL PROPERTY. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations (as defined in Section 9.a. below) of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property, equipment, furniture or fixtures (collectively, "Personal Property") in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord. Tenant recognizes that pursuant to Section 107.6 of the California Revenue and Taxation Code Tenant's possessory interest under this Lease may be subject to property taxation based on the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code.

         g. FISCAL YEAR. Landlord shall have the right to account and bill for Operating Expenses on the basis of a fiscal year, rather than a calendar year as set forth above, and to revise such fiscal year from time to time, provided that Landlord follows generally accepted accounting principles consistently applied in connection therewith.

         h. NET LEASE. This shall be a Net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as expressly herein provided. The provisions for Tenant's payment of Tenant's Percentage Share of Operating Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant's Percentage Share of all costs and expenses associated with the Real Property, except as expressly provided in this Lease.

         i. TENANT'S AUDIT RIGHT. Tenant shall have the right to cause a reputable nationally recognized accounting firm to audit Landlord's books and records pertaining to Operating Expenses for the immediately prior calendar year, provided that Tenant notifies Landlord in writing of Tenant's intention to exercise such audit right within ninety (90) days after receipt of the relevant annual statement described in Section 5.c., actually begins such audit within thirty (30) days after such notice from Tenant (but in no event earlier than ten
(10) Business Days (as defined below) after such notice) and diligently pursues such audit to completion. Landlord agrees to make available to Tenant's auditors, at the Building or at Landlord's office in the State of California, the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord's location. Tenant shall promptly deliver to Landlord a copy of the report or other documentation prepared by Tenant's auditors upon completion of the audit. Tenant shall bear all costs of such audit, except that, if the audit (as conducted and certified by Tenant's nationally recognized accounting fin-n) shows an aggregate overstatement of Operating Expenses of more than five percent (5%), and Landlord's auditors concur in such findings (or, in the absence of such concurrence, such overstatement is ultimately


                                       8.

confirmed by dispute resolution), then Landlord shall bear Tenant's costs of the audit, such payment to be made by Landlord within thirty (30) days of Landlord's receipt of the invoice (with reasonably satisfactory supporting documentation) for such costs. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty
(30) days after the audit is agreed to or confirmed. As used in this Lease, a "Business Day" is Monday through Friday, excluding state or federal holidays.

6. PRORATION OF RENT. If the Commencement Date is not the first day of a calendar month, or if the end of the Term is not the last day of a calendar month, Base Rent payable by Tenant pursuant to Section 4, and Operating Expenses payable by Tenant pursuant to Section 5, shall be prorated on a daily basis (based upon a thirty (30) day month) for such fractional month. If any date on which Base Rent is to be adjusted hereunder is not the first day of a calendar month, Base Rent payable by Tenant pursuant to Section 4 for such calendar month shall be prorated on a daily basis (based on the number of days in such month) to take into account the differing Base Rent rates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to
Section 5.c. which are to be performed after the termination.

7. TENANT IMPROVEMENTS. Landlord agrees to complete Landlord's Work and to construct within the Premises certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of Exhibit B. Subject to completion of Landlord's Work and the Tenant Improvements, the Premises shall be delivered to Tenant in its then "as-is" condition, and Landlord shall not have any obligation to make or pay for any alterations, additions, improvements or repairs to prepare the Premises for Tenant's occupancy.

8. USE OF THE PREMISES.

         a. USE. The Premises shall be used solely for the use set forth in the Basic Lease Information and for no other use or purpose, Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibration to emanate from the Premises, and no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

         b. RULES AND REGULATIONS: CC&R's. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit D as the same may be modified from time to time by


                                       9.

Landlord upon prior notice to Tenant (the "Rules"). In addition, Tenant shall comply with any covenants, conditions and restrictions ("CC&R's") applicable to the Real Property, and all rules, regulations and restrictions imposed by any association formed pursuant to the CC&R's, in each case to the extent Landlord has delivered a copy thereof to Tenant and the same are not in conflict with the provisions of this Lease. Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building or Property of or with any of the Rules, but Landlord shall not enforce the Rules in a discriminatory manner. In the event of any conflict or inconsistency between the Rules and the balance of this Lease, the balance of this Lease shall control.

         c. COMPLIANCE. Tenant shall not permit the Premises to be used in violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (all of the foregoing, collectively, "Legal Requirements"), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, and Tenant shall perform all work to the Premises and other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's expense). Notwithstanding the foregoing, in discharging its duty to comply with Legal Requirements Tenant shall not be obligated to make structural changes to the Premises or the Building, or to alter or supplement any Base Building Components or any Building Systems which do not exclusively serve the Premises, unless the need for compliance arises by reason of or is caused or triggered by (i) Tenant's particular use or particular manner of use of the Premises (as distinguished from Tenant's use of the Premises for general office purposes in a normal and customary manner), or (ii) Tenant's Alterations, or
(iii) Tenant's particular employees or employment practices. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord or Tenant.

         d. HAZARDOUS MATERIALS. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use in the Premises in a normal and customary manner normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Upon Landlord's request from time to time, Tenant shall provide to Landlord a complete written inventory of all Hazardous Materials which Tenant anticipates using or storing on, or discharging from , the Premises along with copies of all reports, permits and business plans filed with any federal, state, local or other governmental agency. Tenant shall update the inventory as frequently as required to reflect any material changes to the items required to be disclosed therein. Tenant shall be solely responsible for and


                                       10.

shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Section 13.a. below), harmless from and against all Claims (as defined in
Section 13.a. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Premises or any other portion of the Property. In the event of any release of Hazardous Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws"). Tenant's obligations under this Section 8.d. shall survive the expiration or other termination of this Lease.

         e. DEED RESTRICTION. The Land described herein contains hazardous materials in soils and in the ground water under the property, and is subject to a deed restriction dated as of October 6, 1999, and recorded on December 21, 1999, in the Official Records of Alameda County, California, as Document No. 1999450464, which Covenant and Restriction imposes certain covenants, conditions and restrictions on the usage of the property described herein. This statement is not a declaration that a hazard exists. Landlord has provided a copy of said deed restriction to Tenant.

9. ALTERATIONS.

         a. ALTERATIONS. Tenant shall not make any alteration, addition or improvement in, to or upon the Premises ("Alteration") without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to proposed Alterations which (i) are not structural in nature, (ii) do not affect the Base Building Components, (iii) are, in Landlord's opinion, compatible with the Building and the balance of the Real Property and the Building's mechanical, plumbing, gas, electrical, heating/ventilation/air conditioning, communication, security and fire and other life safety systems (collectively, the "Building Systems"), (iv) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or the Real Property by any other tenant or permitted occupant thereof, and (v) do not cause or trigger, under applicable Legal Requirements, a requirement for "Beam Alterations". As used in this Lease, "Beam Alterations" mean any wrapping or other alterations to the beams in the Premises or in other portions of the Building which negatively impact the


                                      11.

aesthetics of the Premises or the Building, as determined by Landlord in good faith. Tenant shall give Landlord not less than twenty-one (21) days' prior written notice of any Alteration Tenant desires to make. Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform any work relating to or affecting the Building Systems or the Base Building Components. Tenant shall comply with all Legal Requirements applicable to each Alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each Alteration. Any work to the balance of the Building or Real Property related to or affected or triggered by Tenant's Alterations shall be performed by Tenant at Tenant's expense (or, at Landlord's election, Landlord may perform such work at Tenant's expense). Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant. Tenant shall pay Landlord on demand (whether prior to or during the course of construction) an amount (the "Alteration Fee") equal to five percent (5%) of the total cost of each Alteration (and for purposes of calculating the Alteration Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for miscellaneous costs incurred by Landlord in connection with the Alteration. In addition, Tenant shall reimburse Landlord for all third party fees paid by Landlord in connection with reviewing the proposed Alterations (whether or not the proposed Alterations are ultimately approved by Landlord or made by Tenant), including, without limitation, Landlord's architectural and engineering fees. All Alterations shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with Landlord's construction procedures and requirements for the Building (including Landlord's requirements relating to insurance and contractor qualifications and scheduling of the work).

         Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make any Alteration to the Premises that (a) is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) does not affect the Base Building Components or the Building Systems, (c) is not structural in nature and does not require a building permit or other governmental permit, uses only first-class materials and is performed in a workman-like manner and in accordance with all applicable Legal Requirements, and (d) when aggregated with all other Cosmetic Alterations performed on or about the same time or otherwise related thereto, does not cost in excess of Ten Thousand Dollars ($10,000.00). Any Alteration permitted without Landlord's consent pursuant to this paragraph is referred to in this Lease as a "Cosmetic Alteration".

         b. LIENS. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises or any other portion of the Real Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed ten (10) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all Claims resulting from the lien. Without limitation of Landlord's other remedies, Landlord shall have the rights under Section 16 below if any such lien is not timely discharged by Tenant.

         c. OWNERSHIP OF ALTERATIONS. All Alterations shall immediately become Landlord's property. Except as provided in Section 9.d., Landlord may require Tenant, at Tenant's sole


                                      12.

expense and by the end of the Term, to remove any Alterations and to restore the Premises to its condition prior to the Alteration.

         d. REQUEST REGARDING REMOVAL OBLIGATION. At the time that Tenant requests Landlord's consent to any Alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the Alteration by the end of the Term, and to restore the Premises to its condition prior to the Alteration. Unless Landlord shall have expressly agreed in writing not to require such removal and restoration, Landlord's election right under Section 9.c. shall continue through the end of the Term as to such Alterations. In no event shall Tenant be required to remove any of the Tenant Improvements constructed pursuant to EXHIBIT B hereto, unless Landlord shall have notified Tenant in writing of such removal obligation on or prior to Landlord's approval of the Final Plans (as defined in EXHIBIT B).

10. REPAIRS.

         a. LANDLORD'S REPAIRS. Landlord shall maintain the roof, foundations, floor slabs and exterior walls of the Building (collectively, the "Base Building Components") in good condition and repair, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall include skylights, smoke hatches and roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas and driveways, and Building Systems (other than those which are Tenant's responsibility under Section 10.b.). Tenant shall reimburse Landlord for Landlord's costs of complying with its obligations under this Section 10 in accordance with Section .5 above, provided, however, that, subject to Section 13.g. below, any damage caused by or repairs necessitated by any act of Tenant or any other Tenant Party may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall give Landlord prompt written notice of any repairs required of Landlord pursuant to this Section 10, after which notice Landlord shall have reasonable opportunity to perform the same.

         b. TENANT'S REPAIRS. Tenant shall, at Tenant's expense, subject to damage by fire or other casualty or a taking (which shall be governed by Sections 11 and 12, respectively, below), maintain all parts of the Premises in a good, clean and secure condition, promptly making all necessary repairs and replacements including, but not limited to, all windows, glass or plate glass, doors and any special store fronts or office entries, walls and wall finishes, floor coverings. Tenant, at Tenant's expense, shall also maintain and repair all supplemental or special HVAC systems or other Building Systems located within and exclusively serving the Premises, such as dedicated computer or conference room HVAC facilities, computer room fire suppression systems, security systems other than the Building's standard card access system and any electrical system components other than Building standard wiring and other equipment. Notwithstanding the foregoing, subject to Section 13.g. below, Tenant shall not be responsible for repairs to the extent such repairs are Landlord's responsibility pursuant to Section 10.a. or are necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees or any other


                                      13.

Tenant Party. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect).

11. DAMAGE OR DESTRUCTION.

         a. LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

         b. RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) by the Landlord pursuant to this Lease other than by reason of the deductible amounts under Landlord's insurance policies. Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates that the repair of the Premises cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall notify Tenant of Landlord's reasonable repair period estimate within (60) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after delivery of Landlord's repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating party's notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.

         c. LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements in the Premises which are constructed by Landlord pursuant to Exhibit B (excluding such of the Tenant Improvements which are unusual or extraordinary for use of the Premises as permitted hereunder, as reasonably determined by Landlord and noticed to Tenant at the time Landlord approves the Final Plans pursuant to Exhibit B (the "Above Standard Tenant Improvements"). Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment, Above Standard Tenant Improvements, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.

         d. ABATEMENT OF RENT. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the


                                      14.

full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and Sections 1941 and 1942 of the California Civil Code, and the provisions of any similar Legal Requirement (whether now or hereafter in effect).

         e. INSURANCE PROCEEDS. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage payable pursuant to insurance coverage maintained by Landlord, and Tenant shall have no claims thereto.

12. EMINENT DOMAIN. If all or any material part of the Premises or balance of the Real Property is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a "taking"), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking. If all or any material part of the Premises is taken, and if the taking causes the remaining part of the Premises to be untenantable or inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If part of the Premises is taken but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken as of the date Tenant is required to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Base Rent shall be reduced in proportion to the part of the Premises taken. All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses, the unamortized cost of Tenant's Alterations (which shall in no event be deemed to include the Tenant Improvements) (such amortization to be on a straight line basis, without interest, from the date such Alterations are installed through the Expiration Date), and removal of Tenant's Personal Property, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord.

13. INDEMNITY AND INSURANCE.

         a. INDEMNITY. Tenant shall hold Landlord and its constituent shareholders, partners, members or other owners, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are


                                      15.

caused directly by the negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 13.a. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness; death or damage occurring prior to such expiration or termination.

         b. FIRE AND EXTENDED COVERAGE. Landlord shall procure and maintain in full force and effect with respect to the Building (including any tenant improvements in the Premises constructed by Landlord pursuant to Exhibit B, excluding, at Landlord's option, the Above Standard Tenant Improvements), policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or required by the holder of any fee or leasehold mortgage on the Real Property, but excluding, at Landlord's option, the insurance described in Section 13.i. below) in such amount as Landlord shall determine, but in an amount at least equal to eighty percent (80%) (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer) ) of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof. Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlord's sole control.

         c. PUBLIC LIABILITY. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general policyholders' rating of "A" or better and a financial size ranking of "Class X" or higher, in the most recent edition of Best's Insurance Guide, in the form customary to the locality,
(i) commercial general liability insurance, including contractual liability coverage, insuring Tenant's activities with respect to the Premises and/or the-Raiding against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Five Million Dollar (55,000,000) per occurrence/general aggregate umbrella, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual, liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), (iii) medical payments insurance in the minimum amount of Five Thousand Dollars ($5,000), (iv) worker's compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence/ Two Million Dollars ($2,000,000) general aggregate; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises.


                                      16.

         d. RENTAL ABATEMENT INSURANCE. Landlord may keep and maintain in full force and effect during the Term rental abatement insurance against abatement or loss of rents with respect to the Real Property in such amount as reasonably determined by Landlord.

         e. INSURANCE CERTIFICATES. Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this
Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any direct or indirect ownership or security interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant's policy.

         f. TENANT'S FAILURE. If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.

         g. WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage, all risk or similar casualty or property insurance which either party obtains in connection with the Building, the Premises, or Tenant's Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to Section 13.e. above) to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds pursuant to Section 13.e. above) for injury or loss due to hazards insurable by policies of fire, extended coverage, all risk or similar casualty or property insurance, regardless of-whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this Section 13.g. will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 13.g. and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 13.g.

         h. TENANT'S PROPERTY AND FIXTURES. Tenant shall assume the risk of damage to any of Tenant's furniture, equipment, machinery, goods, supplies or fixtures or other Personal Property, and to any Alterations which Tenant may make to the Premises, and shall insure the same throughout the Term, for their full replacement cost, under insurance policies reasonably satisfactory to Landlord (certificates of which shall be delivered to Landlord as set forth above in Section 13.e). Tenant hereby releases Landlord from any obligation to insure the foregoing items and from any liability for loss of or damage to such items, regardless of cause.


                                      17.

         i. EARTHQUAKE AND FLOOD INSURANCE. In addition to any other insurance policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Building.

14. ASSIGNMENT OR SUBLET.

         a. Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlord's rights under clause (i) below, be unreasonably withheld. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least thirty (30) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet. Landlord shall have thirty (30) days after receipt of Tenant's written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease, in the case of a proposed assignment, or to terminate this Lease as to that portion of the Premises to be sublet, in the case of a proposed sublet the term of which extends into the last three (3) years of the then Term of this Lease, (ii) consent to the proposed assignment or sublet as described in Tenant's notice, or (iii) refuse to consent to Tenant's proposed assignment or sublet, stating the reasonable reasons for such refusal. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have made the election in clause (iii) above. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any liability theretofore or thereafter arising under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void. The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where the assignment or subletting would cause or trigger, under applicable Legal Requirements, a requirement for Beam Alterations.

         b. PROCESSING EXPENSES. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $1000.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs. When the actual amount of the


                                      18.

Processing Costs is determined, it shall be reconciled with Landlord's estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

         c. CONSIDERATION TO LANDLORD. In the event of any' assignment or sublease, other than an assignment or sublease pursuant to Section 13.g., Landlord shall be entitled to receive as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Base Rent under
Section 4 above, Operating Expenses under Section 5 above and the Improvement Advance under Paragraph l.f.iv. of EXHIBIT B attached hereto (if applicable) attributable to the sublet space for the corresponding month. Upon Landlord's request, Tenant shall direct any subtenant or assignee to pay the directly to Landlord the amounts due to it pursuant to this Section 14.c. on account of such sublease or assignment. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Section 14.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

         d. DOCUMENTATION. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord's prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to assignment or sublease form, as applicable. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

         e. NO MERGER. Without limiting any of the provisions of this Section 14, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.


                                      19.

         f. INDIRECT ASSIGNMENTS. For purposes of this Section 14, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except- that the issuance of new, or the transfer of outstanding, capital stock or other listed equity interests through the "over-the-counter" market or any recognized national or international securities exchange (including as part of an initial public offering of capital stock or other equity interests), shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease and/or other leases are substantially Tenant's only asset(s); or (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, or the power to direct the management and operations of any entity (by equity ownership, contract or otherwise). The following transfers shall also be excluded in determining whether Control has been transferred: (A) transfers in connection with the death, disability or legal incapacity of an individual shareholder; (B) transfers made from one spouse to another in connection with a dissolution of marriage; and (C) transfers made to members of an individual shareholder's family or to trusts established for the benefit of such family members.

         g. AFFILIATES: SUCCESSORS. Notwithstanding anything to the contrary in
Section 14.a or Section 14.c., but subject to the other provisions of this
Section 14, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant entity) (an "Affiliate") or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant's assets (through a transfer of assets or equity interests in Tenant) as a going concern and such assets include substantial assets other than this Lease (a "Successor"), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, in which Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, except that if such prior notice shall be prohibited under applicable Legal Requirements, then such notice shall be given as promptly as is permissible under applicable Legal Requirements, (ii) in the case of an assignment to a Successor, the Successor's net worth is not less than Tenant's net worth immediately prior to such assignment (or series of transactions of which such assignment is a part), (iii) in the case of a subletting or assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the terns in the event of an assignment,
(iv) Landlord receives a fully executed copy of the assignment or sublease


                                      20.

agreement between Tenant and the Affiliate or Successor at least ten (10) days prior to the effective date of such assignment or sublease, in which the Affiliate or Successor, as the case may be, assumes (in the event of an assignment) all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, except that if such prior delivery of the assignment or sublease shall be prohibited under applicable Legal Requirements, then such delivery shall be made as promptly as is permissible under applicable Legal Requirements, (v) the use of the Premises will not change from the use of the Premises prior to such assignment (or series of transactions of which such assignment is a part) or subletting, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein.

15. DEFAULT.

         a. TENANT'S DEFAULT. A material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Base Rent, Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, including any interest due under Section 3, and such failure shall continue for three (3) days after written notice thereof from Landlord, except that Landlord shall only be required to give two (2) such notices in any calendar year, and thereafter any such failure by Tenant shall constitute an Event of Default without the requirement of notice from Landlord; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 22 or 24 of this Lease within the time periods stated therein. An Event of Default shall constitute a default under this Lease.

         b. REMEDIES UPON TENANT'S DEFAULT. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity,


                                      21.

statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

         (i) Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

         (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by California Civil Code Section 1951.2 or any other laws of the State of California.

         The "worth at the time of award" of the amounts referred to in Subsections (ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the


                                      22.

date due through the date of award. The "worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

         c. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty
(30) day period and thereafter shall diligently prosecute the same to completion.

16. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

         If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

17. LETTER OF CREDIT.

         a. LETTER OF CREDIT. Within ten (10) days after the date of this Lease, Tenant shall deliver to Landlord the Letter of Credit described below as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any proceeds therefrom (the "Letter of Credit Proceeds") shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at law upon Tenant's default. The Letter of Credit shall be maintained in effect from the date of this Lease through thirty
(30) days after the expiration or earlier termination of the Term, and on or prior to the expiration of such thirty (30) day period, Landlord shall return to Tenant the Letter of Credit (unless presented for payment as provided herein) and any Letter of Credit Proceeds then held by Landlord (other than those held for application by Landlord as provided below, including application to cure any failure by Tenant to restore the Premises as required by this Lease upon the surrender thereof); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto.


                                      23.

Landlord may (but shall not be required to) draw upon the Letter of Credit and use the Letter of Credit proceeds or any portion thereof to cure any Event of Default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's other remedies under this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement thereof in an amount equal to one hundred percent (100%) of the amount specified below for the applicable period. Tenant's failure to deliver such amendment or replacement to Landlord within five (5) days of Landlord's notice shall constitute an Event of Default hereunder. No lessor under any ground or underlying lease or holder of or beneficiary under a mortgage or deed of trust, nor any purchaser at any judicial or private foreclosure sale of the Property or any portion thereof, shall be responsible to Tenant for such Letter of Credit or any Letter of Credit Proceeds unless such lessor, holder or purchaser shall have actually received the same.

         b. As used herein, Letter of Credit shall mean an unconditional, irrevocable letter f credit (hereinafter referred to as the "Letter of Credit") issued at Tenant's sole expense by the San Francisco office of a national bank satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, and in the form and substance satisfactory to Landlord, in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) during the period from the delivery date thereof through the fourth annual anniversary of the Commencement Date, and reducing in amount on the fourth annual anniversary of the Commencement Date and each annual anniversary of the Commencement Date thereafter by an amount equal to twenty-five percent (25%) of the original amount of the Letter of Credit; provided, however, that if on the date the Letter of credit amount would otherwise reduce, an Event of Default, or default that with notice or the passage of time or both could mature into an Event of Default, shall have occurred and be continuing, the Letter of Credit amount shall not reduce on such date and shall not thereafter reduce until such Event of Default or default shall have been cured. The Letter of Credit shall be for a one-year or, at Tenant's election, longer, term and shall provide: (i) that Landlord may make mark partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either:
(a) that an Event of Default has occurred and is continuing under this Lease, or
(b) that an uncured failure by the Tenant to perform one or more of its obligations has occurred under this Lease and there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute an Event of Default under this Lease, or (c) that Landlord has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the then relevant expiration date and Tenant has not furnished Landlord with a replacement Letter of Credit as hereinafter provided, or (d) that Bank no longer meets the requirements set forth above and Tenant has not furnished Landlord with a replacement Letter of Credit as required hereunder from a Bank meeting such requirements; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to


                                      24.

the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(c) above may only be made during the forty-five (45) day period preceding the then applicable expiration date of the Letter of Credit. In the event that the Bank shall fail to notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and Tenant shall not have delivered to Landlord, at least forty-five (45) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold and apply the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 17.b. above.

         Notwithstanding the foregoing, in the event that Landlord shall be required to make the Improvement Advance described in EXHIBIT B attached hereto, then the original amount of the Letter of Credit shall be increased by the amount of the Improvement Advance within ten (10) days after determination of the amount of the Improvement Advance.

         In the event that Tenant shall not deliver the Letter of Credit to Landlord in the form and amount required hereby on or prior to the date required hereby, then in lieu thereof Tenant shall deliver to Landlord cash in the amount of the so required Letter of Credit, and Tenant's failure to deliver either cash or the Letter of Credit shall be deemed an Event of Default hereunder. In addition to Landlord's other rights and remedies by reason of such Event of Default, each day which passes after the applicable due date for the Letter of Credit until and including the day on which Tenant shall deliver such cash or Letter of Credit to Landlord shall be chargeable to Tenant as a day of Tenant Delay pursuant to Section 2 above of this Lease.

18. SURRENDER OF PREMISES.

         By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances, but the foregoing shall not release Landlord from liability for completion of Punch List Items or Landlord's repair obligations under this Lease. On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear and damage by fire or other casualty or eminent domain excepted. Tenant shall remove from the Premises all of Tenant's Personal Property and any Alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair any damage or perform any restoration work required by the removal. If Tenant fails to timely remove any Personal Property or Alterations as aforesaid, Landlord may remove the property and store and/or dispose of the same at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all Claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be


                                      25.

deemed correct for purposes of determining Tenant's responsibility for removal of Alterations and repairs and restoration of the Premises.

19. HOLDING OVER.

         If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord's prior written consent, the tenancy shall be a tenancy at sufferance only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period. In such event, Base Rent shall be increased in an amount equal to the greater of
(i) two hundred percent (200%) of the Base Rent during the last month of the Term (including any extensions); and (ii) two hundred percent (200%) of the fair market value of the Premises. and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option in favor of Tenant shall not be applicable. No such increase shall impair Landlord's other rights and remedies against Tenant by reason of such holding over by Tenant, and Tenant shall vacate the Premises immediately upon Landlord's request.

20. ACCESS TO PREMISES.

         Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event entry may be made when necessary and without notice), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees, purchasers and (during the last one year of the Term) tenants, to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. No such entry shall constitute a constructive eviction or give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant's obligations under this Lease. In exercising its rights under this Section 20, Landlord shall at all times endeavor to minimize interference with Tenant's operations, to the extent practicable. During the last year of the Term, Landlord shall have the right to erect on the exterior of the Premises and/or on the exterior or in the Common Areas of the Building and the Property suitable signs indicating that the Premises are available for lease.

21. SIGNS.

         a. GENERAL. The size, design, color, location and other physical aspects of any sign in or on the Premises shall be subject to the CC&R's, Rules., Landlord's approval prior to installation, and to all Legal Requirements. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. In no event shall Tenant be permitted to place any sign, logo or other identification on the exterior of the Building, in the Building's Common _Areas (other than on a Building directory maintained to identify the


                                      26.

Building's tenants), or upon the Property, or which is inside the Premises but visible from outside of the Premises (other than upon the door(s) to the Premises).

         b. EXTERIOR BUILDING, SIEGE. Notwithstanding Section 21.a., so long as the Tenant under this Lease (i) is the Tenant originally named under this Lease in the Basic Lease Information, (ii) is in occupancy pursuant to this Lease of the entire Premises originally demised under this Lease, and (iii) is not in default of any of its obligations hereunder beyond the expiration of any applicable grace and cure period, Tenant shall be permitted to maintain identification signage at the top of one exterior side of the Building in a location reasonably approved by Landlord. The installation, maintenance and removal of Tenant's signage pursuant to this Section 21.b. shall be performed by Tenant at Tenant's expense, but in coordination with Landlord and its reasonable installation procedures and requirements, or at Landlord's option, by Landlord at Tenant's expense. Such signage of Tenant shall be subject to Landlord's prior approval and all Legal Requirements, and shall be limited to Tenant's name and/or logo. If Tenant shall fail to meet the signage conditions specified herein, Landlord may immediately remove Tenant's signage at Tenant's expense, and Tenant's signage rights pursuant to this Section 21.b. shall thereafter forever cease and terminate; provided, however, that if applicable Legal Requirements do not require removal of such signage prior to the expiration of the thirty (30) day period hereinafter provided, Landlord shall not remove such signage unless it shall have given Tenant thirty (30) days' prior notice of the signage conditions Tenant has failed to meet, and such failure continues after the expiration of such thirty (30) day period. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, or at Landlord's option Landlord shall, at Tenant's expense, remove Tenant's signage and repair any damage to the Building caused by such removal. Tenant's signage rights with respect to the exterior of the Building as provided above are non-exclusive, and Landlord reserves the right to grant other signage rights with respect to the exterior of the Building.

22. SUBORDINATION.

         a. SUBORDINATE NATURE. Except as provided in Subsection b., this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Real Property or any portion thereof, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing, without the necessity of any further documentation evidencing such subordination. Notwithstanding such self-operative subordination, within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Ground Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder"), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Building is transferred to any Ground Lessor or Holder pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, and this Lease shall continue in full force and effect as a direct lease between the Ground Lessor or Holder and Tenant on the terms and conditions set forth herein.


                                      27.

         b. POSSIBLE PRIORITY OF LEASE. If a Ground Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the reasonable form presented to Tenant, which Landlord, Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

         c. LEASE MODIFICATION. If, in connection with obtaining financing for the Real Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall execute and deliver to Landlord, within ten
(10) days of Landlord's request, any such modification agreement so requested, provided such modifications do not materially adversely affect Tenant's rights or materially increase Tenant's obligations hereunder.

         d. NONDISTURBANCE AGREEMENT. Landlord represents that there are no mortgages or deeds of trust or ground or underlying leases in place as of the date of this Lease with respect to the Real Property. As a condition to subordination of this Lease to any mortgage, deed of trust or ground or underlying lease arising after the date of this Lease, Landlord shall deliver to Tenant in recordable form, and Tenant agrees to execute and shall have the right to record with the county recorder of the county in which the Property is located, a subordination, non-disturbance and attornment agreement from the applicable Ground Lessor or Holder in the form reasonably required by such party. If the applicable Ground Lessor or Holder shall impose any fees or charges in connection with such subordination, non-disturbance and attornment agreement, Tenant shall either pay the same in advance upon notice thereof from Landlord, or the delivery of such agreement shall no longer be a condition of the subordination of this Lease and Landlord shall be relieved of any obligation to provide such agreement to Tenant.

23. TRANSFER OF THE PROPERTY.

         Upon transfer of the Real Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment and, subject to
Section 25 below and Section 22 above and the terms of any subordination, non-disturbance and attornment agreement executed pursuant thereto, the transferee shall be deemed to have assumed such covenants and obligations, and if Landlord shall transfer the Letter of Credit and the Letter of Credit Proceeds, if any, to the transferee of Landlord's interest in the Real Property, Landlord shall be released from all liability for the same. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

24. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

         Within ten (10) days following written request by Landlord from time to time throughout the Term, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as EXHIBIT F, duly completed by Tenant. At the request of Landlord from time to time during the Term, Tenant shall provide to Landlord its current financial statements or other information setting forth Tenant's financial condition and net worth. Landlord shall use


                                      28.

such documentation solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Real Property.

25. MORTGAGEE PROTECTION.

         In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to each Ground Lessor and Holder whose identity and address have been disclosed to Tenant, and shall offer the Ground Lessor or Holder a reasonable opportunity after such notice (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Property or the Premises by lease termination, power of sale or a judicial foreclosure (as applicable), if such should prove necessary to effect a cure. In no event shall any Ground Lessor or Holder in any way or to any extent be: (a) liable for any act or omission of any prior Landlord in contravention of any provision of this Lease; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (c) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior Landlord; or (d) bound by any agreement or modification of this Lease made without such Ground Lessor's or Holder's written consent. Tenant agrees that if any Ground Lessor or Holder acquires possession of the Premises or title to the Real Property as a result of termination of its ground lease or foreclosure of such Holder's deed of trust or other security instrument, as applicable, the acceptance of a lease surrender or deed in lieu of such foreclosure, or otherwise, the provisions of Section 36 below shall be applicable to liability of such Ground Lessor or Holder as successor Landlord under this Lease.

26. ATTORNEYS' FEES.

         If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor, provided that if the party bringing any action shall dismiss the same without the consent of the other party, the other party shall be deemed the prevailing party.

27. BROKERS.

         Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses (including reasonable attorneys' fees and costs) arising out of claims made by any other broker or individual for a fee, commission or other compensation resulting from this Lease.

28. PARKING.

         Tenant shall have the right to use unreserved self-park spaces in the Building's parking common parking facilities, twenty-four hours a day,- seven days a week (subject to Landlord's


                                      29.

repair and maintenance obligations under this Lease and to Force Majeure), upon such terms and conditions as may from time to time be reasonably established by Landlord, at the ratio of 2.75 parking spaces per 1,000 rentable square feet of the Premises (as rounded down to the nearest whole space). Such ratio yields a total of one hundred ten (110) spaces at the inception of this Lease. The charge for each such space shall initially be Sixty Dollars ($60.00) per month and shall be considered additional Rent for all purposes of this Lease. Such charge shall be increased as of the first annual anniversary of the Commencement Date and each annual anniversary thereafter of the Commencement Date to the then prevailing market rate for the Building's parking facilities, but in no event shall such rate be less than Sixty Dollars ($60.00) per month. Tenant shall not use in excess of the number of spaces for which it is paying the foregoing parking charge, and Tenant agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body or by fire or other casualty. Upon Landlord's request, Tenant shall provide Landlord with written notice of the names of each party to whom Tenant from time to time distributes Tenant's parking rights hereunder (all of whom must be employees, partners, members, and/or shareholders, as applicable, of Tenant or any permitted subtenant hereunder), and upon Landlord's request Tenant shall cause each such party to execute Landlord's standard contract and waiver form for use of the parking facilities. If the parking charge is not paid when due, and such failure continues for five (5) days after notice thereof to Tenant, then Landlord may terminate Tenant's rights under this
Section 28 as to the number of spaces as to which the parking charge has not been paid in full. The parking rights set forth in this Section 28 are personal to the then Tenant under this Lease and any permitted subtenants hereunder and shall not inure to the benefit of any other party. Further, if at any time during the tern hereof, Tenant releases to Landlord any parking space provided for in this Section 28, then Tenant's right under this Section 28 to use such released parking space shall forever terminate.

29. UTILITIES AND SERVICES.

         Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in EXHIBIT F attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Section 29. Except as provided EXHIBIT F and in this Section 29, Tenant shall arrange for all utilities and services which it shall require in connection with its use or occupancy of the Premises and shall pay for the same, together with any taxes, penalties, surcharges or the like pertaining thereto. Without limitation, but subject to Landlord's performance of Landlord's Work, Tenant shall have sole responsibility for arranging for the provision of electricity and gas to the Premises from the applicable utility company, and Landlord shall have no responsibility to provide the same. As part of the Tenant Improvements, separate meters shall be installed in the Premises, or elsewhere in the Building as Landlord shall elect, to measure the electricity and gas, respectively, consumed in the Premises and by the HVAC equipment serving the Premises, and Tenant shall pay the costs of such electricity and gas directly to the utility providers. If at any time during the Term such direct arrangements shall not be permitted by Legal Requirements or if. Landlord shall otherwise require, Tenant, at its expense (or, at Landlord election, Landlord, at Tenant's expense) shall install a submeter to


                                      30.

measure such electrical consumption and Tenant shall pay the costs of such electrical consumption to Landlord. In any case, the costs of such meter or submeter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid for by Tenant (except to the extent Landlord's Contribution pursuant to EXHIBIT B is utilized for the same). In the case of all water and other utilities or services which are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as reasonably determined by Landlord, of all charges of providing the same to the Premises and other premises. Landlord may estimate all charges payable by Tenant to Landlord pursuant to this Section 29 and require Tenant to pay the same in monthly installments based on such estimates in the same manner as provided pursuant to Section 5.c. with respect to Operating Expenses. Such charges and payments shall also be subject to annual reconciliation in the same manner as provided pursuant to Section 5.c. with respect to Operating Expenses. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Base Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of, nor shall any constructive eviction of Tenant shall result from, (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Real Property. In the event of any failure, stoppage or interruption in any utilities or services which Landlord is obligated to provide pursuant to EXHIBIT F, Landlord shall use its diligent efforts to cause the provision of such utilities or services to be resumed. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption. Landlord's obligation to make utilities and services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

30. FITNESS FACILITY. At Landlord's sole election, Landlord may operate a fitness facility on the Property and the costs associated with the same shall be included in Operating Expenses pursuant to Section 5. The provisions of Section 13.a. shall fully apply in connection with use of such facility by Tenant or any other Tenant Party. Without limitation of the preceding sentence, Tenant shall hold Landlord and the other Indemnitees harmless from and indemnify the Indemnitees against any and all Claims to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the fitness facility, or (b) any accident, injury or damage, howsoever and by whomsoever caused, to any Tenant Party, occurring in, on or about the fitness facility. Landlord may prescribe rules and regulations for the use of such facility, and Tenant's use thereof shall be conditioned upon Tenant's observance of such rules and regulations. Landlord may at any time close or permanently discontinue operation of any such facility, without any liability to Tenant or any obligation to open or make available to Tenant a replacement facility.

31. ACCEPTANCE.

         Delivery of this Lease, duly executed by Tenant, constitutes Tenant's offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become


                                      31.

effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. If Landlord does not accept the Tenant's offer, any sums delivered by Tenant with its offer shall be returned to Tenant.

32. USE OF BUILDING NAME.

         Tenant shall not employ the name of the Building in the name or title of its business or occupation, or for any other purpose, except to identify the address of the Building, without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Tenant.

33. RECORDING.

         Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34. QUITCLAIM.

         Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

35. NOTICES.

         Any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be given by hand delivery, electronic mail (e.g., telecopy), overnight courier service (e.g., Federal Express), or the United States mail, registered or certified, the postage prepaid. All notices shall be deemed to have been given when received at the address of the party to which it has been sent (or when such receipt is refused). As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36. LANDLORD'S EXCULPATION.

         The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment.


                                      32.

Wherever in this Lease Tenant (a) releases Landlord from any claim or liability,
(b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. In no event shall any shareholder, partner, member, officer, director or other constituent of Landlord or its direct or indirect constituents ever be personally liable for Landlord's obligations or liability under this Lease.

37. ADDITIONAL STRUCTURES.

         Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

38. CONSENTS AID APPROVALS.

         Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, except is expressly provided herein Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval unless it is judicially determined that Landlord's failure was in bad faith. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

39. RENEWAL OPTION.

         a. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon expiration of the initial Term. Such renewal option must be exercised, if at all, by written notice given than nine (9) months prior to expiration of the initial Term. Notwithstanding the foregoing, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period the original Tenant named under this Lease in the Basic Lease Information or any Affiliate thereof or Successor thereto is not in occupancy of the entire Premises then demised hereunder or such Tenant or any Affiliate thereof or Successor thereto does not intend to continue to occupy the entire Premises then demised hereunder (but intends to


                                      33.

assign this Lease or sublet the Premises in whole or in part), or (ii) on the date Tenant exercises such renewal option or on the date immediately preceding the commencement date of the renewal period an Event of Default shall have occurred and be continuing under this Lease.

         If Tenant exercises such renewal option, then during the renewal term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (iii) during the renewal period the Base Rent payable by Tenant shall be the then fair market rent for the. Premises based upon the terms of this Lease, as renewed. For purposes of this Section 39, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration all relevant factors, including such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable buildings in comparable business centers in the county in which the Property is located, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the renewal period. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing three (3) months prior to commencement of the renewal period. If Landlord and Tenant do not agree upon the fair market rent within said thirty
(30) day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in EXHIBIT G attached hereto.

         b. Notwithstanding anything in the foregoing or in EXHIBIT G to the contrary, in no event shall the Base Rent during the renewal period be less than the Base Rent payable by Tenant for the month immediately preceding the commencement of the renewal period (without regard to any temporary abatement of rental then in effect pursuant to the provisions of this Lease).

40. ROOFTOP SPACE. Landlord recognizes that Tenant may, at some time during the term of this Lease, desire to install, at Tenant's sole cost and expense, antennae and/or communication dishes on the roof of the Building. Upon Tenant's request, Landlord will endeavor in good faith to provide suitable space to Tenant for such purposes, provided that such space is available to Landlord, and provided further that Landlord and Tenant agree, after good faith negotiations, as to the terms, covenants and conditions applicable to Tenant's lease of any such space, provided, however, that there shall be no fee or charge payable by Tenant to Landlord for use of any such space. In the event any such space is leased by Tenant, the terms, covenants and conditions applicable thereto shall be set forth in an amendment to this Lease approved and executed by Landlord and Tenant.


                                      34.

41. GENERAL.

         a. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         b. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         c. SEVERABILITY. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

         d. CHOICE OF LAW; CONSTRUCTION. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         e. GENDER: SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

         f. BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and, subject to Section 14 above, on their respective successors and assigns.

         g. WAIVER. `The waiver by either party of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless the waiver is in writing signed by such party.

         h. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         i. WAIVER OF JURY. Landlord and Tenant each hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Landlord and Tenant each does hereby authorize and empower the other party to file this paragraph and or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.


                                       35.

         j. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be an original and all of which together shall constitute but one instrument.

         k. EXHIBITS. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

         l. ADDENDUM. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

         IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.


LANDLORD:                                      TENANT:


HOLLIS STREET INVESTORS, L.L.C.,               KNOWLEDGE KIDS ENTERPRISES,
a Delaware limited liability                   a Delaware corporation
company                                        (dba "LeapFrog")

By: Riggs & Company, a division of Riggs       By: /s/ Richard Finkbeiner
    Bank N.A., as trustee of the Multi-
    Employer Property Trust                    Its: Chief Executive Officer

    By:  /s/ Mary Anne Martins                 By:
         ---------------------                    ----------------------------

    Its: Managing Director                     Its:
         -----------------                         ---------------------------




                                      36.

                                    EXHIBIT A

                                   [Premises]

                                   EXHIBIT A-1

                              [Property Site Plan]

                                    EXHIBIT B

                               TENANT IMPROVEMENTS



1. Tenant Improvements.

         a. Plans. Improvements shall be constructed in the Premises in accordance with this Paragraph l. Within ten (10) Business Days of the date of this Lease, Tenant shall furnish to Landlord sufficient information so as to enable Landlord to prepare preliminary layout plans and finish specifications for the Premises (the "Space Plans"). On the basis of such information, Landlord shall furnish to Tenant for Tenant's written approval (which shall not be unreasonably withheld) the Space Plans prepared by Landlord's architect. Tenant shall respond to the Space Plans within three (3) Business Days of its receipt thereof. Landlord shall respond promptly to any reasonable objections of Tenant to the Space Plans and shall resubmit to Tenant for Tenant's approval (which shall not be unreasonably withheld) appropriately revised Space Plans prepared by Landlord's architect. Tenant shall respond to the revised Space Plans within two (2) Business Days of its receipt thereof. This procedure shall be repeated until the Space Plans are approved by Tenant. If Tenant fails to respond to the Space Plans or the revised Space Plans within the periods described above, Tenant shall be deemed to have approved the Space Plans or revised Space Plans, as applicable. The Space Plans, as finally approved in writing by Landlord and Tenant, shall be referred to herein as the "Final Space Plans." After completion of the Final Space Plans, Landlord shall furnish to Tenant for Tenant's written approval (which shall not be unreasonably withheld) working plans and specifications (the "Working Drawings") for the Premises prepared by Landlord's architect. Tenant shall respond to the Working Drawings within three (3) Business Days of its receipt thereof. Landlord shall respond promptly to any reasonable objections of Tenant to the Working Drawings and shall resubmit to Tenant for Tenant's approval (which shall not be unreasonably withheld) appropriately revised Working Drawings prepared by Landlord's architect. Tenant shall respond to the revised Working Drawings within two (2) Business Days of its receipt thereof. This procedure shall be repeated until the Working Drawings are approved by Tenant. If Tenant fails to respond to the Working Drawings or the revised Working Drawings within the periods described above, Tenant shall be deemed to have approved the Working Drawings or revised Working Drawings, as applicable. The Working Drawings, as approved in writing by Landlord and Tenant, as revised in accordance with the following provisions of this Paragraph l, are hereinafter called the "Final Plans", and the improvements to be performed in accordance with the Final Plans are hereinafter called the "Tenant Improvements". Restroom facilities shall be constructed in the Premises as part of the Tenant Improvements. Any delay in Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any revision to the Space Plans or the Working Drawings requested by Tenant or to otherwise make the same acceptable to Tenant after the initial submission thereof to Tenant by Landlord, shall constitute a Tenant Delay under
Section 2 of the Lease; provided, however, that as to the Space Plans only, Tenant shall be entitled to request revisions to the initial submission thereof to Tenant, without the same giving rise to Tenant Delay. Tenant acknowledges that the Tenant Improvements must include restrooms in the Premises.


                                       1.

         b. Construction. Upon approval of the Final Plans, Landlord shall submit the same for pricing to a contractor selected by Landlord ("Landlord's Contractor"). Landlord shall cause Landlord's Contractor to receive bids from not less than three (3) qualified subcontractors for each major trade working on the Tenant Improvements. At Tenant's election, Tenant may suggest subcontractors to be included on Landlord's Contractor's bid invitation list and, subject to Landlord's prior approval (which shall not be unreasonably withheld), such subcontractors shall be so included. After Landlord's Contractor has received all responses to its bid requests, Landlord's Contractor will analyze the same and provide Tenant with a copy of Landlord's Contractor's bid analysis, recommended winning bidders and estimated budget for the Tenant Improvements, based upon the selected subcontractors' bids and including Landlord's Construction Operations Fee (as defined in Paragraph L.f.iii.B. below). Upon Tenant's request, such bid analysis shall include a schedule of values and a copy of any or all of the bids received by Landlord. Tenant shall have five (5) Business Days after the receipt of Landlord's Contractor's bid analysis to approve or reasonably disapprove Landlord's Contractor's selection of bids and Landlord's Contractor's estimated budget. During such five (5) Business Day period Tenant shall have the right to participate with Landlord in negotiations with the bidders. In the event Tenant shall disapprove of any bid selected by Landlord's Contractor, Tenant shall notify Landlord in writing of Tenant's objection to such bid, with the reasons for such disapproval. In no event shall Tenant be required to approve a bid solely by reason of the fact that it is the lowest bid. Further, if Tenant disapproves of the budget within such five (5) Business Day period and the budget will not be revised to Tenant's satisfaction by virtue of selection of alternative bids as reasonably requested by Tenant and reasonably approved by Landlord, the Final Plans shall promptly be modified by Landlord's architect in a manner intended to satisfactorily reduce the amount of the estimated budget to the amount requested by Tenant, to the extent reasonably possible. Landlord shall resubmit to Tenant for Tenant's approval (which shall not be unreasonably withheld) the so modified Final Plans prepared by Landlord's architect. Tenant shall respond to the revised Final Plans within two (2) Business Days of its receipt thereof. This procedure shall be repeated until the revised Final Plans are approved by Tenant. After Tenant's disapproval of any bid (without substitution of another received bid previously received and approved by Landlord and Tenant) or the revision of the Final Plans, Landlord shall cause Landlord's Contractor to promptly issue new bid requests and upon receipt of new bids to prepare and submit to Tenant a revised estimated budget. Tenant shall respond to the revised estimated budget in the manner described above. Any delay in commencement of the Tenant Improvements or Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any such new bid requests or revision to the Final Plans or the budget shall constitute Tenant Delay. If Tenant fails to raise any objections to the analysis and/or budget within the five (5) Business Day period described above, Tenant shall be deemed to have approved Landlord's Contractor's recommended bid acceptance and proposed budget. Upon Tenant's approval or deemed approval of the bids and budget Landlord shall cause Landlord's Contractor to commence and diligently pursue to completion construction of the Tenant Improvements in accordance with the Final Plans and all applicable Legal Requirements; provided, however, that Landlord shall have no obligation to pursue a construction schedule which would cause Substantial Completion to occur prior to February 1, 2001). The budget so approved or deemed approved by Tenant in accordance with the foregoing shall constitute a fixed budget for the Tenant Improvements (subject to use of any contingencies and reconciliation of any allowances with actual amounts, all as set forth in such approved


                                       2.

budget), and Tenant shall have no liability for any costs in excess of the Excess Cost (as defined below) as calculated from such budget, other than by reason of Tenant Delays and Changes as more particularly set forth below.

         c. Changes. In the event that Tenant shall request any change in or to the Final Plans (a "Change"), Landlord's architect shall prepare for Landlord's and Tenant's review and written approval a change order with respect to such Change (the "Change Order"), together with, if appropriate, revised Working Drawings incorporating the requested Change and clearly identifying the same as such on the revised Working Drawings. Landlord shall not unreasonably withhold or delay its approval of the Change Order or revised Working Drawings, provided, however, that Landlord shall have at least three (3) Business Days after receipt thereof to review any proposed Change. In the event that Landlord shall approve any proposed Change, together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord's estimated increase or decrease in the cost of the Tenant Improvements which would result from incorporating such Change and Landlord's estimate of the delay; if any, in the commencement or completion of the Tenant Improvements which would result from incorporating such Change. Landlord will use reasonable care in preparing the estimates, but they shall be good faith estimates only and will not limit Tenant's obligation to pay for the actual increase in the cost of the Tenant Improvements or Tenant's responsibility for the actual construction delay resulting from the Change. Notwithstanding the foregoing, upon Tenant's request the cost of such Change shall be established and fixed by firm bid, with the parties hereby acknowledging that any delay in commencement of the Tenant Improvements or Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any such bid procedure shall constitute a Tenant Delay. Within two (2) Business Days after receipt of such cost and delay estimates (or bids, as applicable), Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant fails to approve the change within such two (2) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Final Plans as they existed prior to the requested Change. If, following Tenant's review of the estimated costs and delays (or bids, as applicable), Tenant desires Landlord to incorporate the Change into the Tenant Improvements, then Tenant and Landlord shall execute a change order for such Change on Landlord's standard form therefor, and the term "Final Plans" shall thereafter be deemed to refer to the Working Drawings as so revised and approved, and the budget for the Tenant Improvements shall thereafter be deemed to refer to the budget, as revised to take into account such estimated (or bid, as applicable) costs, and the Excess Cost payable by Tenant shall be re-calculated on the basis of the budget as so revised.

         d. Landlord's Work. In addition to construction of the Tenant Improvements, Landlord shall construct the Building as a watertight shell, with all utilities brought to the Building, and perform the other work to the Building set forth on Schedule I attached hereto (collectively, "Landlord's Work"). Landlord's Work shall be performed at Landlord's sole cost and expense (except for any costs resulting from Tenant Delays, including any Changes) by such general contractor as Landlord shall determine.

         e. Intentionally Deleted.


                                       3.

         f. Cost of Improvements. The cost of the construction and installation of the Tenant Improvements shall be borne as follows:

                           i. Intentionally Deleted.

                           ii. Landlord's architectural, engineering and other
                  consultant fees in connection with the design and construction of the Tenant Improvements, including the costs of producing the Space Plans, Final Space Plans, Working Drawings and Final Plans, shall- be paid by Tenant upon Landlord's demand, subject to Tenant's right to use a portion of Landlord's Contribution towards the amount of such costs as provided below.

                           iii. Landlord shall contribute toward the cost of the
                  construction and installation of the Tenant Improvements an amount not to exceed $1,022,000.00 ("Landlord's
                  Contribution"). The following provisions shall govern the payment of Landlord's Contribution:

                                    A. Excess Cost: Share of Costs. If the total
                  cost of construction of the Tenant Improvements (including, without limitation, the Construction Operations Fee described below, and all architectural, engineering and permits fees and taxes), as set forth on the approved budget, exceeds the funds available therefor from Landlord's Contribution and the Improvement Advance (if applicable), then Tenant shall pay all such excess (the "Excess Cost"). Based on such total cost (the "Total Costs") of the construction of the Tenant Improvements, the prorata share of the Total Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord's Contribution and the Improvement Advance (if applicable) have been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid.

                                    B. Construction Operations Fee. Landlord
                  shall retain from the amount of Landlord's Contribution, in the manner described below, an aggregate sum equal to five percent (5%) of the total cost of the construction and installation of the Tenant Improvements (which cost of the construction and installation, for purposes of this paragraph B, shall include architectural and engineering fees but shall not include permit fees) (the "Construction Operations Fee") as compensation to Landlord for review of plans, specifications and budgets, coordinating the schedule for construction of the Tenant Improvements, and for other miscellaneous costs incurred by Landlord as a result of the construction work. Tenant acknowledges that Landlord will not undertake project management services by reason of Tenant's payment of the Construction Operations Fee or otherwise, and that it shall be Tenant's responsibility to retain, at Tenant's sole cost and expense, such third party project management services


                                       4.

                  as shall be required in connection with the Tenant Improvements. At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Construction Operations Fee, a proportionate amount of the Construction Operations Fee based upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Construction Operations Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, if the entire Construction Operations Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a prorata portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Construction Operations Fee is paid to Landlord over the course of construction on a prorata basis.

                                    C. Certain Limitations. In no event may any
                  portion of Landlord's Contribution be applied towards the costs of Tenant's architectural or engineering fees (if any), trade fixtures, personal property, equipment or furniture, telephone, data or other cabling, or towards rent due under this Lease. Notwithstanding anything to the contrary in this Exhibit B of the Lease, Landlord's Contribution shall be available for disbursement pursuant to the terms hereof only for the first twelve (12) months after the date of this Lease. Accordingly, if any portion of Landlord's Contribution is not utilized prior to the expiration of such twelve (12) month period, the unused portion shall be forfeited by Tenant.

                                    D. Entire Premises to be Improved. Tenant
                  acknowledges that Landlord's Contribution is to be applied to the Tenant Improvements covering the entire Premises. If Tenant does not improve the entire Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord's Contribution shall be adjusted on a prorata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

                           iv. Improvement Advance. Notwithstanding the
                  foregoing provisions, if the cost of the Tenant Improvements shall exceed Landlord's Contribution, upon Tenant's request Landlord shall advance to Tenant the Excess Cost, up to a total advance of $400,600.00 (which is $10.00 per rentable square foot of the Premises). The amount of the total Excess Cost advanced by Landlord (the "Improvement Advance") shall be repaid by Tenant, together with interest on amounts thereof from time to time unpaid at the rate of eleven percent (11%) per annum, in equal monthly installments of principal and interest, as additional rent hereunder, payable with the monthly Basic Rent. Such installments shall be in such amount as will fully amortize the amount of the Improvement Advance, together with such interest, over the initial Term. Upon the determination of the amount of the Improvement Advance, Landlord and Tenant shall promptly execute a written memorandum of the amount of such installments. Notwithstanding anything in the foregoing to the contrary, in the event this Lease is terminated prior to the originally scheduled Expiration Date by reason of an Event of Default, the then-outstanding balance of Improvement Advance, together


                                       5.

                  with accrued and unpaid interest thereon, but without any prepayment penalty, shall become immediately due and payable in full by Tenant.



                                       6.

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:                HOLLIS STREET INVESTORS, LLC
                         A DELAWARE LIMITED LIABILITY
                         COMPANY

TENANT:                  LEAPFROG ENTERPRISES, INC.,
                         A DELAWARE CORPORATION, DBA
                         LEAPFROG

LEASE:                   NOVEMBER 14, 2001

PREMISES:                A PORTION OF THE BUILDING LOCATED AT 6401 HOLLIS
                         STREET, EMERYVILLE, CALIFORNIA
                         LANDLORD STIPULATES THAT FOR THE PURPOSES OF THIS LEASE
                         THE PREMISES CONTAINS 40,060 SQUARE FEET.

Pursuant to Section 2.d. of the above referenced Lease, the Commencement Date is hereby established as February 1, 2001 and the Expiration date January 31, 2006.

LANDLORD:                HOLLIS STREET INVESTORS, LLC
                         A DELAWARE LIMITED LIABILITY
                         COMPANY

                         By: /s/ Mary Anne Martins
                             ---------------------
                         Its: Managing Director
                              --------------------

TENANT:                  LEAPFROG ENTERPRISES, INC.
                         A DELAWARE CORPORATION, DBA LEAPFROG

                         By: /s/ Rich Finkbeiner
                             -------------------
                         Its: CFO
                              ---

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants and permitted subtenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for Tenant's listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or person.

7. Landlord will furnish Tenant, free of charge, four (4) keys to Tenant's suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the


                                       1.

termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

         Landlord will furnish Tenant, free of charge, four (4) building access cards. A reasonable charge will be assessed for any additional cards and lost or stolen cards. Tenant shall deliver to Landlord, upon the termination of its tenancy, all access cards.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9. The elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevator except between the hours, in the manner and in the elevators as may be designated by Landlord.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, if any, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.


                                       2.

16. Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18. The toilet rooms, toilets, urinals; wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Landlord shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors in the Premises. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine (other than vending machines for use by Tenant's employees) without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.


                                       3.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the reasonable discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. No cooking shall be permitted on the Premises, except with a microwave oven, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

                                       4.

34. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any vehicles of any kind into the building, except for non-motorized bicycles which may be brought into the Premises.

35. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

38. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

39. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


                                       5.

                                    EXHIBIT E

                      [Form of Tenant Estoppel Certificate]

                                    EXHIBIT F

                             UTILITIES AND SERVICES

     The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant's nights. Landlord shall give notice to Tenant, in accordance with provisions of this Lease, of material modification and additions.

     1. PROVISION BY LANDLORD.  Landlord shall:

         a. ACCESS, ELEVATOR. Provide access to the Premises and one unattended automatic elevator at all times.

         b. VENTILATION. Ventilate the Premises and furnish air-conditioning or heating from 8:00 a.m. to 6:00 p.m., Monday through Friday, except state or federal holidays ("Business Hours") (and at other times for the additional charges described in Paragraph 2) to the extent required for the comfortable occupancy of the Premises as reasonably determined by Landlord, subject to governmental regulation. The air-conditioning system achieves maximum cooling when the window coverings and sliding glass doors, if any, are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises, if any, closed whenever the system is in operation or if Tenant permits occupancy of the Premises in densities greater than one person per two hundred square feet of usable space. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air-conditioning supply lines. Tenant and Tenant's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities, other than those controls located in the Premises and installed so as to permit adjustment by Tenant. If any installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the re-balancing shall be performed by Landlord at Tenant's expense. The ventilation and air-conditioning supplied by Landlord will not be suitable to meet the cooling requirements of dedicated computer rooms, conference areas or other special facilities, and Tenant shall be responsible, at its sole cost and expense, for installing and maintaining such supplemental systems as shall be necessary to meet the requirements of such facilities. Landlord's obligations pursuant to this Paragraph 1.b. are subject in all respects to Tenant's obligation to supply and pay for such electricity and gas as shall be required to power the systems which furnish the foregoing services.

         c. ELECTRICITY; BULBS. Except as provided as part of Landlord's Work pursuant to Schedule I of Exhibit B, Landlord shall have no obligation to furnish electricity or gas to the Building or the Premises. As more particularly set forth in Section 29 of the Lease, Tenant shall make arrangements with the public utility company and directly pay for all electricity and gas it requires in connection with its use and occupancy of the Premises. At all times Tenant's use of


                                       1.

electric current shall not exceed the capacity of the electrical panels serving the Premises or the risers or wiring installation with respect thereto, nor shall Tenant's use of electric current ever exceed Tenant's Percentage Share of the electrical power available to leasable space in the Building. Landlord shall obtain and replace as necessary all building standard electric light bulbs, ballasts and tubes for lighting within the Premises.

         d. WATER. Make water available for approved water fountain and lavatory facilities only.

         e. JANITORIAL SERVICE. Provide building standard janitorial service to the Premises, provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord any cost incurred by Landlord for janitorial services in excess of those generally provided for other tenants in the Building. Tenant shall pay Landlord for the cost of removal of any of Tenant's refuse and rubbish which is in excess of normal and customary general office refuse and rubbish. Notwithstanding the foregoing, at Tenant's election by written notice to Landlord, Tenant may elect to provide janitorial service to the Premises, rather than have Landlord provide the same. Tenant's election notice shall state the effective date it desires to assume such janitorial obligations, which date shall be no earlier than sixty
(60) days after the date of Tenant's election notice; provided, however, that if Landlord's applicable janitorial contract does not permit Landlord to discontinue janitorial service to the Premises without penalty until a date later than the date specified in Tenant's election notice, then Landlord shall advise Tenant of such later date, and the effective date of Tenant's assumption of such obligations shall thereupon be such later date as so specified by Landlord. Effective as of such date that Tenant shall assume janitorial responsibility for the Premises, Operating Expenses shall exclude Landlord's cost of supplying janitorial services to leasable space in the Property.

         2. ADDITIONAL CHARGES. Landlord may impose a reasonable charge for any utilities and services, including heating, ventilation and air-conditioning, water and janitorial service, required to be provided by Landlord by reason of any use of the Premises at any time other than during Business Hour or any use of such utilities and services beyond what Landlord agrees to furnish as described above. Such charges may include, without limitation, a reasonable charge for excessive wear and tear upon the HVAC systems by reason of Tenant's use thereof during other than normal Business Hours. Notwithstanding the foregoing, so long as Tenant shall pay for electricity and furnished to the Premises and the HVAC systems serving the Premises on a direct metered basis, the additional charges imposed by Landlord pursuant to this paragraph shall not include components attributable to such electrical and gas consumption.

         3. RULES AND REGULATIONS. Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of Rent due after receipt of a statement for such services shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for a breach.

         4. STOPPING OF SERVICE. Landlord reserves the right to stop access to the Premises, and services of the elevator, plumbing, heating, ventilation, air-conditioning and electric systems and other Building systems when necessary by reason of accident or emergency, or for repairs,


                                       2.

maintenance, alterations or improvements, in the judgment of Landlord desirable or necessary to be made or performed, until the repairs, alterations or improvements have been completed. As more particularly set forth in Section 29 of the Lease, Landlord shall have no responsibility or liability for any such interruption in access services or utilities, or for failure to supply any such access, services or utilities, or for its failure to furnish or perform any other act or thing for the benefit of Tenant as otherwise required pursuant to this Lease. In the event of any failure, stoppage or interruption in any access, utilities or services which Landlord is obligated to provide pursuant to this Lease, Landlord shall use its diligent efforts to cause the provision of such access, utilities or services to be resumed.

         5. NOTICE. To the extent practical, Landlord shall attempt to give Tenant notice of proposed shutdowns of services.



                                       3.

                                    EXHIBIT G

                               APPRAISAL PROCEDURE

         After the expiration of the thirty (30)-day period set forth in Section 39 for the mutual agreement of Landlord and Tenant as to the fair market rent, each party hereto, at its cost, may engage a real estate appraiser to act on its behalf in determining the fair market rent. The appraisers each shall have at least five (5) years' experience in brokering or valuing leases in first class business centers in Alameda County, California and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party appoints such an appraiser and the other party fails to appoint such an appraiser within fifteen (15) days after notice from the first party that the first party has appointed such an appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market rent. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party. The third appraiser shall conduct his own investigation of the fair market rent, and shall be instructed not to advise either party of his determination of the fair market rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market rent is set forth, the third appraiser shall place his determination of the fair market rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope. In the presence of the third appraiser, the determination of the fair market rent by Landlord's appraiser and Tenant's appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market rent, the envelope containing the determination of the fair market rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market rent, the determination of the other party shall prevail and be treated as the fair market rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser's determination shall be opened. The fair market rent shall be the rent proposed by either Landlord's appraiser or Tenant's appraiser which is closest to the determination of fair market rent by the third appraiser.

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE (this "Amendment"), is made as of the day of April, 20, y and between Hollis Street Investors, L.L.C., a Delaware limited liability company ("Landlord"), and LEAPFROG ENTERPRISES, Inc., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into that certain lease dated November 14, 2000 (the "Lease"), with respect to certain premises located in the Hollis Business Center in Emeryville, California (the "Business Center"); and

         WHEREAS, the parties desire to amend the Lease to correct Tenant's name, as originally set forth therein, and to reflect Tenant's new name as of the date hereof. Unless otherwise defined herein, capitalized terms are used herein as defined in the Lease.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. TENANT'S PRIOR NAME. The parties agree that Tenant's name, as originally set forth in the Lease as "Knowledge Kids Enterprises", was in error, as it omitted the word "Inc." therefrom, and that Tenant's name should have been originally set forth in the Lease as "Knowledge Kids Enterprises, Inc."

         2. TENANT'S NEW NAME. The parties acknowledge that subsequent to execution of the Lease Tenant changed its name from "Knowledge Kids Enterprises, Inc." to "LeapFrog Enterprises, Inc." pursuant to a Certificate of Amendment of Amended and Restated Certificate of Incorporation of Knowledge Kids Enterprises, Inc., filed with the Secretary of State of the State of Delaware on February 1, 2001. Accordingly, all references in the Lease to "Knowledge Kids Enterprises" shall be deemed references to "LeapFrog Enterprises, Inc."

         3. RATIFICATION. Except as amended hereby, the Lease remains unmodified and in full force and effect.

         4. BROKERS. Each party hereto represents and warrants to the other party hereto that it has not retained or otherwise employed any broker or finder who can properly claim a commission, fee or other compensation by reason of this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense (including attorneys' fees and costs) arising out of any breach or alleged breach of its foregoing representation and warranty.

         5. ENTIRE UNDERSTANDING. This Amendment represents the entire understanding between of the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


LANDLORD:                                       TENANT:
HOLLIS STREET INVESTORS, L.L.C.,                LEAPFROG ENTERPRISES, Inc.
a Delaware limited liability company            a Delaware corporation




By:  Riggs & Company, a division of             By:  /s/ Paul Rioux
     Riggs Bank N.A., as trustee of                  --------------
     the Multi-Employer Property Trust          Its: Vice Chairman
                                                     -------------

     By:  /s/ Mary Anne Martins                  By:
          ---------------------                      --------------------------
     Its: Managing Director                     Its:
          ---------------------                      --------------------------



                                       2.

                            SECOND AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE ("Agreement") dated this 22nd day of February, 2002, is made and entered into by and between HOLLIS STREET INVESTORS, L.L.C., a Delaware limited liability company ("Landlord") and LEAPFROG ENTERPRISES, INC., a Delaware corporation ("Tenant").

                                   BACKGROUND

         A. Landlord and Tenant entered into that certain Lease Agreement dated November 14, 2000 (the "Lease"), for approximately 40,060 rentable square feet of space (the "Premises") located at 6401 Hollis Street, Suite 150, Emeryville, California, as more fully described in the Lease; and

         B. The Lease has been amended by a First Amendment to Lease dated April 30, 2001.

         C. The current term of the Lease expires on February 1, 2006;

         D. Tenant desires to expand the Premises by an additional 30,770 rentable square feet on the terms and conditions set forth in this Agreement and to make certain other amendments to the Lease.

         E. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

         1. PREMISES: Effective as of the date of Substantial Completion (as defined in Paragraph 6 below) of the proposed Expansion Improvements (as defined below), estimated to be on or about April 1, 2002 (the "Expansion Effective Date"), the Premises shall be expanded to include 30,770 rentable square feet located in the northeast corner of the first floor of the Building as depicted on Schedule A attached hereto and designated as Suite 175 (the "Expansion Space"). From and after the Expansion Effective Date, the term "Premises" shall include the initial Premises and the Expansion Space except as otherwise specified in this Agreement.

         2. TERM: The Termination Date of the Lease shall be co-terminous with respect both the initial Premises and the Expansion Space. The Termination Date is February 1, 2006.

         3. RENT: As of the Expansion Effective Date, Section 4 of the Lease is amended to reflect that the Base Rent for the Premises (including the initial Premises and the Expansion


                                       3.

Space) shall be as set forth below, payable in equal monthly installments, in advance, on the first business day of each and every month of the Term. Rent adjustments shall occur on the anniversary dates of the Lease.

--------------------------------------------------------------
                Months                        Base Rent/Month
--------------------------------------------------------------
Commencement - January 31, 2003                  $137,356.00
--------------------------------------------------------------
February 1, 2003 - January 31, 2004              $162,522.00
--------------------------------------------------------------
February 1, 2004 - January 31, 2005              $172,855.00
--------------------------------------------------------------
February 1, 2005 - January 31, 2006              $180,361.00
--------------------------------------------------------------


The above-referenced rent figures reflect the four percent (4%) annual increase to Base Rent accorded under Section 4b of the Lease and include the costs of all parking spaces. The Base Rent shall remain payable in equal monthly installments, in advance, on the first business day of each and every month of the Term. The Base Rent adjustments reflected above shall occur on the anniversary of the Commencement Date of the Lease.

         4. TENANT'S PRORATA SHARE: As of the Expansion Effective Date, Tenant's Prorata Share shall be revised to be Fifty-One and Sixty-Two Hundredths Percent (51.62%).

         5. PARKING: Landlord shall provide Tenant with 2.75 parking spaces per 1,000 rentable square feet of leased space in the Expansion Space, resulting in a total of 84 spaces allocated to the Expansion Space and as of the Expansion Effective Date, a total of 194 spaces allocated to the Premises. Section 28 of the Lease is hereby amended as follows:

                  (a) The third and fourth sentences of Section 28 are deleted in their entirety.

                  (b) The penultimate sentence of Section 28 is hereby amended to extend the parking rights to permitted assignees.

         6. IMPROVEMENT ALLOWANCE

                  (a) Landlord shall complete those improvements to the Expansion Space ("Expansion Improvements") that are shown on those certain plans, Project No. 0202 - Revision #2 dated 02/08/02 (Original Set dated 01/31/01), prepared by Kava Massih Architects and reviewed and approved by Tenant. Unless noted on the plans, Landlord shall complete the Expansion Improvements (the "Work"), at its sole cost and expense, in accordance with the terms of this Agreement. Exhibit B of the Lease shall not apply to the Expansion Improvements. All materials used in completion of the Work shall be approved first by Tenant's Agent (as defined below). Tenant shall select the flooring, paint and plastic laminate cabinet finishes from building standard finishes to be provided by Landlord. Landlord shall complete the Expansion Improvements in a first-class and workmanlike manner. All Expansion Improvements shall immediately become the property of Landlord upon completion unless otherwise agreed to in writing. Tenant shall not be obligated to remove the Expansion Improvements at the end of the Term. Landlord warrants that all of the Expansion Improvements shall be constructed in a good and workmanlike manner and free from defects for twelve (12) months following the date of


                                       4.

Substantial Completion. Landlord shall assign to Tenant any and all warranties and guarantees of third parties held by Landlord, with respect to the Expansion Improvements that Tenant is responsible to maintain pursuant to the terms hereof and that extend beyond the 12-month period, for enforcement directly by Tenant. If a warranty or guaranty is not assignable, then Landlord shall enforce it for the benefit of Tenant, as directed by Tenant.

                  (b) Landlord, at its sole cost and expense, shall comply with and shall be solely responsible for compliance with all laws in connection with the Work, including without limitation, the completion of the Work, the filing of any construction or engineering documents and obtaining any required approvals or permits from any applicable governmental authority, including without limitation a temporary (if necessary) and permanent certificate of occupancy for the Premises (or its equivalent).

                  (c) Tenant shall designate a representative ("Tenant's Agent") as having sole authority to speak for and bind Tenant during construction of the Expansion Improvements. Landlord shall not be authorized to proceed with any Tenant Improvement without authority by Tenant's Agent, and such authorization by Tenant's Agent shall be deemed authorization by Tenant. Landlord shall not be authorized to accept changes or additions from any other employees of Tenant except Tenant's Agent.

                  (d) Landlord shall use commercially reasonable efforts to Substantially Complete (as defined below) the Expansion Improvements by March 30, 2002 and to minimize any interference to Tenant and its business. The design and construction of the Premises shall be Substantially Completed in accordance with the dates agreed to by the parties and may include after-hours work. Landlord shall notify Tenant when the Expansion Improvements are Substantially Complete. Upon receipt of such notice, Landlord and Tenant's Agent shall prepare and execute a punchlist. The punchlist shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches. Landlord shall complete the punchlist items within thirty (30) calendar days thereafter. During the first twelve (12) months after the date of Substantial Completion of the Expansion Improvements, Landlord shall promptly correct any defect, patent or latent in the Expansion Improvements at Landlord's sole cost and expense, as they become known to Landlord or within thirty (30) days after Tenant notifies Landlord of such defect.

                  (e) "Substantially Complete" or "Substantial Completion" means:

                           (i) The Expansion Improvements have been completed so
that Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities;

                           (ii) The only incomplete items are minor or
insubstantial details of construction, mechanical adjustments or finishing touches, like touch-up plastering or painting as identified on a punchlist prepared by Tenant in accordance with subsection (d) above;


                                       5.

                           (iii) Landlord has secured a permanent certificate of
occupancy or the equivalent, as required by the appropriate Governmental Authority having jurisdiction over the Building, permitting the Premises to be occupied by Tenant in accordance with the Laws;

                           (iv) Tenant has ready access to and egress from the
Expansion Space, free of construction equipment and materials; and

                           (v) The Expansion Space is broom clean.

                  (f) The final, stand alone, paragraph of Section 5b of the Lease regarding the pass-through of certain costs as Operating Expenses shall not apply to Landlord's obligation under this Paragraph 6.

         7. EARLY ACCESS: Notwithstanding anything contained in the Lease to the contrary, Landlord shall allow Tenant access to the Premises approximately two
(2) weeks prior to the Expansion Effective Date for the purpose of installation of wiring, furniture, tenant fixtures, and general setup. Such access shall be governed by the terms and conditions of the Lease; however, in no event shall any Base Rent or Additional Rent be payable during such early access period. Landlord shall cooperate fully with Tenant in its efforts to fixturize the Premises. Any work or installation performed by Tenant shall be completed in compliance with the provisions of this Lease, shall be subject to coordination by Landlord's contractor, and must be performed using workers compatible with Landlord's contractors and subcontractors in order to avoid labor disputes and delays in completion.

         8. ASSIGNMENT AND SUBLETTING: Paragraph 14 of the Lease is amended to provide that Landlord shall have no recapture rights with respect to any assigned or sublet space. Notwithstanding the provisions of paragraph 14(c) of the Lease, "Assignment or Sublet", in the event of any assignment or sublease of the Expansion Space, other than an assignment or sublease pursuant to Section 14.g., Landlord shall be entitled to receive, as additional rent hereunder, sixty percent (60%) of the consideration actually received by the Tenant from the assignee or subtenant for the assignment or sublease and, in the case of a sublease, sixty percent (60%) of the excess of the amount of monthly base rent paid for the sublet space by the subtenant over the amount of monthly Base Rent under Section 4 of this Lease, excluding in each instance: Tenant's reasonable out-of-pocket expenses (including attorneys' fees and advertising costs), tenant improvement costs or other costs of readying the space for occupancy, brokerage commissions paid by Tenant, any consideration paid to the assignee or subtenant to induce assignee or subtenant to consummate the transaction and the unamortized portion of Tenant's costs to improve the Premises above any tenant improvement allowance paid by Landlord.

         9. OPTION TO EXTEND: As of the Expansion Effective Date the provisions of Section 39 of the Lease, Renewal Option shall apply to the initial Premises and the Expansion Space.


                                       6.

         10. RIGHT OF FIRST OFFER:

                  (a) Tenant shall have a right of first offer on all remaining space in the Building for up to two (2) years after the date of this Agreement. Prior to the leasing any additional space to any prospective third parties, Landlord shall notify Tenant in writing ("Landlord's Notice") of the general terms and conditions, including without limitation, the size and location of the available space (the "Available Space"), the rent, tenant allowance and parking ratio, under which Landlord would be willing to rent such space. Tenant shall have an option, exercisable by notice to Landlord within five (5) calendar days after receipt of Landlord's Notice, to lease all or a portion of the Available Space in accordance with the provisions contained in Landlord's Notice . Promptly after Tenant exercises this option, the parties shall enter into an amendment to the Lease that incorporates the Available Space as part of the Premises, or, at Landlord's option, a separate lease on the Available Space.

                  (b) If Tenant elects not to lease all of the Available Space specified in Landlord's notice, the right of first offer shall terminate as to such Available Space and Landlord shall be free to lease the Available Space to any third party, provided, however, the terms and conditions of any lease with the third party are substantially in accordance with the terms offered to Tenant and that the rent is within ninety percent (90%) of the rent proposed to Tenant. If the rent offered to a third party is less than ninety percent (90%) of the rent offered to Tenant, Tenant shall have a right of first refusal to lease the Available Space at the price and terms offered to the third party.

         11. TENANT'S ACCESS. Tenant shall have access to the Building, the Premises, the Common Areas and the parking facilities twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

         12. AUTHORITY: Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

         13. BROKERS: Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement other than Colliers International and BT Commercial (collectively, "Broker"), and that no other broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys' fees, arising from the breach; Landlord's indemnity of Tenant shall include claims by the Broker. Landlord is solely responsible for paying the commission of the Broker in accordance with a separate agreement.


                                       7.

         14. LETTER OF CREDIT. The first sentence of Section 17b of the Lease is hereby deleted in its entirety and replaced with the following language:

                  As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued at Tenant's sole expense by the San Francisco office of a major national bank satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, and in form and substance satisfactory to Landlord, in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) ("Letter of Credit Amount"). On or after the Expansion Effective Date, provided that Tenant remains in occupancy of 100% of the Premises, the Letter of Credit Amount shall be reduced upon the occurrence of the following event(s) in the amount(s) indicated below:

                  (a) a $300,000.00 reduction upon the delivery by Tenant to Landlord of Tenant's [INIT] unaudited financial statements showing pre-tax annual income of at least $10,000,000.00 and stockholders equity, as of the end of Tenant's 2001 fiscal year, of $90,000,000.00 or more;

                  (b) an additional $300,000.00 reduction when all of the following have occurred: (i) Tenant completes an initial public offer of its stock, (ii) Tenant eliminates all secured debt (other than nominal debt), and (iii) Tenant verifies, via one or more filings with the Securities and Exchange Commission ("SEC"), that Tenant has stockholders equity of $175,000,000.00 or more;

                  (c) an additional reduction of $300,000.00 as of the date on which Tenant verifies, via one or more SEC filings, that Tenant has pre-tax annual income of at least $20,000,000.00 and stockholders equity of $225,000,000.00 or more; and

                  (d) the Letter of Credit requirement will be eliminated in its entirety as of the date Tenant verifies, via one or more SEC filings, that Tenant has pre-tax annual income of at least $25,000,000.00 and stockholders equity of $275,000,000.00 or more.

                  Notwithstanding the foregoing, if on the date the Letter of Credit Amount would otherwise reduce, an Event of Default shall have occurred and be continuing, the Letter of Credit Amount shall not reduce on such date and shall not thereafter reduce until such Event of Default shall have been cured. Upon the occurrence of the foregoing events, Landlord shall make the original or then current Letter of Credit available for exchange with a replacement letter of credit obtained by Tenant in the applicable reduced Letter of Credit Amount.

         15. HOLDING OVER. The second sentence of Section 19 of the Lease is revised by deleting the words "two hundred percent (200%)" in lines 5 and 6 and replacing them with "one hundred fifty percent (150%)".


                                       8.

         16. SUBORDINATION. Section 22d of the Lease shall be amended as follows. The following phrase shall be inserted as an introductory clause to the second sentence of Section 22d: "Notwithstanding the self-operative language of
Section 22a above."

         17. FULL FORCE AND EFFECT: Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.


LANDLORD:                                     TENANT:

Hollis Street Investors, L.L.C.,              Leapfrog Enterprises, Inc., a
a Delaware limited liability company          Delaware corporation



By: Riggs & Company, a division of
    Riggs Bank N.A., as Trustee of
    the Multi-Employer Property               By: /s/ James P. Curley
    Trust, its Manager                            -------------------
                                              Name:   James P. Curley
                                                    -----------------
                                              Its: Chief Executive Officer
                                                   ----------------------

    By: /s/ Mary Anne Martins
        ---------------------
    Name:  Mary Anne Martins
          -------------------
    Its:  Managing  Director
          ------------------


                                       9.

                                   SCHEDULE A

                                  [Floor Plan]




                                      10.